Exhibit (a)(1)(B)

Letter of Transmittal To Tender Shares of Common Stock
of
INTRAWEST RESORTS HOLDINGS, INC.
in Connection with its Offer to Purchase for an Aggregate Purchase Price of Up to $50,000,000 in Cash of
Shares of Its Common Stock at a Purchase Price Not Greater than $10.00 Per Share Nor Less Than $9.00 Per Share
Pursuant to the Offer to Purchase, Dated January 12, 2016

The undersigned represents that I/we have full authority to tender without restriction any certificate(s) listed below. You are hereby authorized and instructed to deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment for shares of common stock, par value $0.01 per share, of Intrawest Resorts Holdings, Inc. (the “Company”) (collectively, the “Shares”) tendered pursuant to this Letter of Transmittal, pursuant to (i) auction tenders at prices specified by the tendering stockholders of not greater than $10.00 per Share nor less than $9.00 per Share, or (ii) purchase price tenders, pursuant to which stockholders indicate they are willing to sell their Shares to the Company at the Purchase Price (as defined below) determined in the Offer (as defined below), in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase, dated January 12, 2016 (the “Offer to Purchase”) and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). Capitalized terms used in this Letter of Transmittal but not defined herein have the meanings given in the Offer to Purchase.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 10, 2016, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

Method of delivery of the Shares tendered hereby is at the option and risk of the owner thereof. See Instruction 2.

Mail or deliver this Letter of Transmittal, together with any certificate(s) representing your Shares, to:

By First Class Mail:	By Overnight Courier or Express Mail:

The American Stock	The American Stock
Transfer & Trust Company, LLC	Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
Brooklyn, New York 11219	Brooklyn, New York 11219

By Facsimile Transmission (for Eligible Institutions Only):
(718) 234-5001
To Confirm Facsimile via Phone
(800) 937-5449

Pursuant to the offer of the Company to purchase up to $50,000,000 of the Shares of the Company, the undersigned encloses herewith and surrenders the following certificate(s) representing Shares of the Company:

(1) DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on Share certificate(s))	Shares Tendered (attached additional list if necessary)
Certificated Shares**
	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Tendered**	Book-Entry Shares Tendered

Total Shares
* Need not be completed by book-entry stockholders. ** Unless otherwise indicated, it will be assumed that all Shares represented by certificates described above are being tendered hereby.

(2) Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith

X
Signature of Stockholder	Date	Daytime Telephone #
X
Signature of Stockholder	Date	Daytime Telephone #
Signature Guarantee Medallion (See Instruction 12)
(Title of Officer Signing This Guarantee)
(Name of Guarantor - Please Print)
(Address of Guarantor Firm)
(3) Backup Withholding
PLEASE SEE THE SECTION ENTITLED “IMPORTANT U.S. FEDERAL INCOME TAX INFORMATION” AND THE ACCOMPANYING FORM W-9 AND INSTRUCTIONS THERETO TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER IF YOU ARE A U.S. TAXPAYER.

Please note that American Stock Transfer & Trust Company LLC may withhold a portion of your proceeds as required by the Internal Revenue Service (“IRS”) if the correct Taxpayer ID or Social Security Number is not properly certified on the accompanying Form W-9.

If you are a non-U.S. taxpayer, please complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W8EXP, as applicable (which may be obtained on the IRS website (www.irs.gov)).

INTRAWEST RESORTS HOLDINGS, INC. LETTER OF TRANSMITTAL

I/we understand that the tender of Shares constitutes a representation and warranty to the Company that the undersigned has/have a NET LONG POSITION in the Shares or other securities exercisable or exchangeable therefor and that such tender complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended. I/we authorize the Company to withhold all applicable taxes and tax-related items legally payable by the undersigned.

Indicate below the order (by certificate number) in which Shares are to be purchased in the event of proration. If you do not designate an order, if less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary.

1st	2nd	3rd	4th	5th
(4) Auction Price Tender: Price (in Dollars) per Share at Which Shares Are Being Tendered:
By checking one of the following boxes below instead of the box under Section 5, “Purchase Price Tender,” you are tendering Shares at the price checked. This election could mean that none of the Shares being tendered hereby will be purchased if the price checked below is higher than the Purchase Price, as determined pursuant to the Offer to Purchase. If you wish to tender different Shares at different prices, you must complete a separate Letter of Transmittal for each price at which you tender Shares. (See Section 3 of the Offer to Purchase and Instruction 4 to this Letter of Transmittal).

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
CHECK ONLY ONE BOX
IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER
TENDER OF SHARES
(Stockholders who desire to tender different Shares at different prices must complete a separate Letter of Transmittal for each tender of Shares.)

☐ Price $9.00	☐ Price $9.60
☐ Price $9.10	☐ Price $9.70
☐ Price $9.20	☐ Price $9.80
☐ Price $9.30	☐ Price $9.90
☐ Price $9.40	☐ Price $10.00
☐ Price $9.50

(5) Purchase Price Tender:
☐
By checking this one box instead of one of the price boxes under Section 4, “Auction Price Tender: Price (In Dollars) per Share at Which Shares Are Being Tendered,” you are tendering Shares and are willing to accept the Purchase Price, as the same shall be determined by the Company, in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your Shares being tendered hereby pursuant to the Offer (subject to the provisions relating to “odd lots” priority, proration and conditional tender). Note that this election is deemed to be a tender of Shares at the minimum price of $9.00 per Share and could result in the tendered Shares being purchased at the minimum price of $9.00 per Share. (See Section 3 of the Offer to Purchase and Instruction 5 to this Letter of Transmittal)

(6) ODD LOTS
As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or
☐
is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

(7) CONDITIONAL TENDER
As described in Section 6 of the Offer to Purchase, a tendering stockholder may condition his or her tender of Shares upon the Company purchasing all or a specified minimum number of the Shares tendered. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own investment or tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me/us, if any are purchased from me/us, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares at or below the Purchase Price and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.

(8) Special Payment Instructions
If you want your check for cash and/or certificate(s) for Shares not tendered or not purchased to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing This Guarantee)

Address (Number and Street)	(Name of Guarantor - Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)

(9) Special Delivery Instructions
Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mailing certificate(s) and/or check(s) to:	Signature Guarantee Medallion

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing This Guarantee)

Address (Number and Street)	(Name of Guarantor - Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

If you cannot produce some or all of the Company’s stock certificates, you must obtain a lost instrument open penalty surety bond. Please refer to the bottom of this form for additional information.

(10) LOST OR DESTROYED CERTIFICATE(S)
If your certificate for part or all of your shares has been lost, stolen, destroyed or mutilated, you should contact American Stock Transfer & Trust Company LLC, the Depositary and the Company’s transfer agent for the Shares, at 1-800-937-5449, for instructions as to obtaining an Affidavit of Loss. The executed Affidavit of Loss will then be required to be submitted together with this completed Letter of Transmittal in order to receive payment for the Shares you tender. In certain circumstances, you may be required to pay a fee. In addition, a bond may be required to be posted by you to secure against the risk the certificates may be subsequently re-circulated. You are urged to contact American Stock Transfer & Trust Company LLC, immediately in order to receive further instructions, to permit timely processing of this documentation, and for a determination as to whether you will need to pay a fee or post a bond.

Ladies and Gentlemen:

The signers of this Letter of Transmittal hereby tender to Intrawest Resorts Holdings, Inc., a Delaware corporation (“Intrawest” or the “Company”), the above-described Shares, pursuant to (i) auction tenders at prices specified by the tendering stockholders of not less than $9.00 and not greater than $10.00 per Share (“Auction Tenders”) or (ii) purchase price tenders (“Purchase Price Tenders”), in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase and in this Letter of Transmittal (which together with the Offer to Purchase, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged.

Subject to and effective upon acceptance for payment of, and payment for, the Shares tendered pursuant to this Letter of Transmittal in accordance with, and subject to, the terms of the Offer, the signers of this Letter of Transmittal hereby sell, assign and transfer to, or upon the order of, Intrawest, all right, title and interest in and to all the Shares that are being tendered hereby and irrevocably constitute and appoint American Stock Transfer & Trust Company LLC (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the signers’ rights with respect to such tendered Shares, to (i) deliver certificates for such tendered Shares or transfer ownership of such tendered Shares or book-entry Shares on the records of DTC, or on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, Intrawest upon receipt by the Depositary, as the signers’ agent, of the aggregate purchase price with respect to such tendered Shares, (ii) present such tendered Shares for transfer on Intrawest’s books and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such tendered Shares, all in accordance with the terms of the Offer.

The signers of this Letter of Transmittal hereby represent and warrant that the signers have full power and authority to tender, sell, assign and transfer the Shares tendered hereby and that, when the same are accepted for payment by Intrawest, Intrawest will acquire good, marketable and unencumbered title to such Shares, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the tendered Shares, and the same will not be subject to any adverse claim or right. The signors will, on request by the Depositary or Intrawest, execute any additional documents deemed by the Depositary or Intrawest to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall survive the death or incapacity of the signers of this Letter of Transmittal and any obligation of the signers hereunder shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the signers.

The signers of this Letter of Transmittal understand and agree that:

(i)	the valid tender of Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Offer; Intrawest’s acceptance of the tendered Shares will constitute a binding agreement between the signers and Intrawest on the terms and subject to the conditions of the Offer, which agreement shall be governed by and construed in accordance with the laws of the State of New York;
(ii)	it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and until the Expiration Date, such person has a “net long position” in (i) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to Intrawest within the period specified in the Offer, or (ii) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to Intrawest within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering stockholder’s representation and warranty to Intrawest that (A) such stockholder has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (B) such tender of Shares complies with Rule 14e-4;

(iii)	Intrawest will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (the “Purchase Price”), not less than $9.00 and not greater than $10.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, that it will pay for Shares validly tendered and not validly withdrawn and accepted for payment in the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders as described in the Offer to Purchase;
(iv)	Intrawest expressly reserves the right, in its sole discretion and subject to applicable law, at any time and from time to time, and regardless of whether or not any of the events set forth in Section 7 of the Offer to Purchase shall have occurred or shall be deemed by Intrawest to have occurred, to extend the period of time the Offer is open and delay acceptance for payment of, and payment for, any Shares by giving oral or written notice of such extension to the Depositary and making a public announcement of such extension. Intrawest also expressly reserves the right, in its sole discretion, to terminate the Offer and reject for payment and not pay for any Shares not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for Shares, upon the occurrence of any of the conditions specified in Section 7 of the Offer to Purchase, by giving oral or written notice of such termination or postponement to the Depositary and making a public announcement of such termination or postponement. Intrawest’s reservation of the right to delay payment for Shares that have been accepted for payment is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that Intrawest must pay the consideration offered or return the Shares tendered promptly after termination or withdrawal of the Offer;
(v)	Intrawest reserves the right, in its sole discretion, to amend the Offer in any respect (including, without limitation, by decreasing or increasing the consideration offered pursuant to the Offer to stockholders or by decreasing or increasing the number of Shares being sought in the Offer). Amendments to the Offer may be made at any time and from time to time by public announcement of such amendments. In the case of an extension, the notice of the amendment must be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to stockholders in a manner reasonably designed to inform stockholders of such change. Without limiting the manner in which Intrawest may choose to make a public announcement, except as required by applicable law, Intrawest shall have no obligation to publish, advertise or otherwise disseminate any such public announcement other than by making a release through BusinessWire or another comparable service.
(vi)	in accordance with the rules of the SEC, Intrawest may, without amending or extending the Offer, increase the aggregate purchase price of Shares sought in the Offer and thereby increase the number of Shares accepted for payment in the Offer by no more than 2% of the number of its issued and outstanding Shares;
(vii)	Intrawest has advised the signers to consult with their investment and tax advisors as to the consequences of tendering Shares pursuant to the Offer; and
(viii)	THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF SHARES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION WITHIN THE UNITED STATES IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION.

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1.	Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 2, and after completing all other applicable sections, return this form in the enclosed envelope. If your Shares are represented by physical stock certificates, include them in the enclosed envelope as well.
2.	PLEASE SEE THE SECTION ENTITLED “IMPORTANT U.S. FEDERAL INCOME TAX INFORMATION” AND THE ACCOMPANYING FORM W-9 AND INSTRUCTIONS THERETO TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER IF YOU ARE A U.S. TAXPAYER. Please note that American Stock Transfer & Trust Company LLC may withhold a portion of your proceeds as required by the IRS if the correct Taxpayer ID or Social Security Number is not properly certified on the accompanying Form W-9. If you are a non-U.S. taxpayer, please complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W8EXP, as applicable (which may be obtained from the IRS website (www.irs.gov)).
3.	Please indicate the total number of certificated Shares and/or book-entry Shares you are tendering in Box 1.
4.	Indication of Price at Which Shares Are Being Tendered. If you want to tender your Shares at a specific per share price within the $9.00 to $10.00 range, you must properly complete the pricing section of this Letter of Transmittal, which is called “Auction Price Tender: Price (in Dollars) per Share at Which Shares Are Being Tendered.” You must check only one box in the pricing section. If more than one box is checked or no box is checked, your Shares will not be properly tendered. If you want to tender portions of your Shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender Shares. However, the same Shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.
5.	Making a Tender of Shares as a Purchase Price Tender. By checking the box in Section 5 instead of one of the price boxes in Section 4 or by completing this Letter of Transmittal without checking one of the price boxes in Section 4, you are tendering Shares as a Purchase Price Tender and are agreeing that you are willing to accept the Purchase Price selected by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your Shares pursuant to the Offer (subject to proration). Note that this election is deemed to be a tender of Shares at the minimum price of $9.00 per Share and could result in your Shares being purchased at the minimum price of $9.00 per Share. See Section 3 of the Offer to Purchase.
6.	Please see the Offer to Purchase for additional information regarding Box 6.
7.	If you want your check for cash and/or certificate(s) for Shares not tendered or not purchased to be issued in another name, fill in Box 8 with the information for the new account name. If you complete Box 8, your signature(s) must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, New York Stock Exchange Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or which is an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.
8.	Complete Box 9 only if the proceeds of this transaction and/or any unaccepted Shares are to be transferred to a person other than the registered holder or to a different address. If you complete Box 9, your signature(s) must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, New York Stock Exchange Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or which is an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

The Company will pay all stock transfer taxes, if any, payable on the purchase by the Company of Shares pursuant to the Offer, provided that if payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Shares are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person signing this Letter of Transmittal, the amount of all stock transfer taxes or stamp duties, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person, will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes or stamp duties, or exemption from payment of the stock transfer taxes or stamp duties, is submitted to the Depositary. See Section 5 of the Offer to Purchase.

9.	If you do not hold your Shares in book-entry form and you cannot produce some or all of your Company stock certificates, you must obtain a lost instrument open penalty surety bond with American Stock Transfer & Trust Company LLC. To do so through American Stock Transfer & Trust Company LLC’s program, please contact American Stock Transfer & Trust Company LLC for further instructions.
10.	If you want to tender your Shares pursuant to the Offer but (a) the certificates for your Shares are not immediately available, or cannot be delivered to the Depositary within the required time, (b) you cannot comply with the procedure for book-entry transfer on a timely basis, or (c) your other required documents cannot be delivered to the Depositary prior to the Expiration Date, you may still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.
11.	The Company will determine in its sole discretion the number of Shares to accept and the validity, eligibility and acceptance for payment of any tender. There is no obligation on the part of the Company, the Dealer Manager, the Depositary or the Information Agent to give notice of any defects or irregularities to stockholders. See Section 3 of the Offer to Purchase for additional information.
12.	If any of the Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If any Shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered owner(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the Purchase Price is to be made, or certificates for Shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on this Letter of Transmittal and on any such certificates or stock powers must be guaranteed by an Eligible Institution. If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Shares tendered hereby, or if payment is to be made or certificate(s) for Shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such Shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Section 3 of the Offer to Purchase.

13.	If any of the space provided above is inadequate, the additional information should be listed on a separated signed schedule attached hereto.
14.	Partial Tenders (Not Applicable to Stockholders Who Tender by Book-Entry Transfer). If fewer than all the Shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of Shares that are to be tendered in Box 1. In that case, if any tendered Shares are purchased, new certificate(s) for the remainder of the Shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the expiration of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.
15.	Please see the Offer to Purchase for additional information.

IMPORTANT U.S. FEDERAL INCOME TAX INFORMATION

This is a summary only of certain U.S. federal income tax considerations. Stockholders should consult with their own tax advisor regarding the tax consequences with respect to their particular circumstances.

In order to avoid backup withholding of U.S. federal income tax on payments pursuant to the Offer, a U.S. stockholder tendering Shares must, unless an exemption applies, provide American Stock Transfer & Trust Company LLC (the “Depositary”) with such stockholder’s correct taxpayer identification number (“TIN”), certify under penalties of perjury that such TIN is correct (or that such stockholder is waiting for a TIN to be issued) and provide certain other certifications by completing the IRS Form W-9 accompanying this Letter of Transmittal. If a stockholder does not provide his, her or its correct TIN or fails to provide the required certifications, the IRS may impose certain penalties on such stockholder, and payment to such stockholder pursuant to the Offer may be subject to backup withholding (currently at a rate of 28%). All U.S. stockholders tendering Shares pursuant to the Offer should complete and sign the IRS Form W-9 to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Depositary). To the extent that a U.S. stockholder designates another U.S. person to receive payment, such other person may be required to provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding may be credited against the U.S. federal income tax liability of the person subject to the backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder by timely providing the required information to the IRS.

If the stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, then the stockholder should write “Applied For” in the space for the TIN in Part I of the IRS Form W-9 and should sign and date the IRS Form W-9. If the Depositary has not been provided with a properly certified TIN by the time of payment, backup withholding will apply. If the Shares are held in more than one name or are not in the name of the actual owner, consult the instructions on the IRS Form W-9 for additional guidance on which name and TIN to report.

Certain stockholders (including, among others, C corporations, individual retirement accounts and certain foreign individuals and entities) are not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. stockholders should provide their proper “Exempt payee” code on the IRS Form W-9. See the accompanying IRS Form W-9 for more instructions.

Non-U.S. stockholders, such as non-resident alien individuals and foreign entities, including a disregarded U.S. domestic entity that has a foreign owner, should not complete an IRS Form W-9. Instead, to establish an applicable withholding exemption, a non-U.S. stockholder (or a stockholder’s non-U.S. designee, if any) may be required to properly complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, signed under penalties of perjury, attesting to such exempt status (which forms may be obtained on the IRS website (www.irs.gov)).

The foregoing is a summary only of certain U.S. federal income tax considerations. Stockholders are urged to consult their own tax advisor regarding the tax consequences with respect to their particular circumstances and to determine whether they are exempt from these backup withholding and reporting requirements.

Form **W-9**
(Rev. December 2014)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See **Specific Instructions** on page 2.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification; check only **one** of the following seven boxes:

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ______

Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ______

Exemption from FATCA reporting code (if any) ______

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at *www.irs.gov/fw9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting?* on page 2 for further information.

Cat. No. 10231X Form **W-9** (Rev. 12-2014)

This Letter of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each stockholder of the Company or his or her broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:

The Depositary for the Offer is:

American Stock Transfer & Trust Company LLC

By First Class Mail:	By Overnight Courier or Express Mail:

The American Stock	The American Stock
Transfer & Trust Company, LLC	Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
Brooklyn, New York 11219	Brooklyn, New York 11219

By Facsimile Transmission (for Eligible Institutions Only):
(718) 234-5001
To Confirm Facsimile via Phone
(800) 937-5449

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and addresses set forth below. Requests for additional copies of this Letter of Transmittal, the Offer to Purchase or the Notice of Guaranteed Delivery should be directed to the Information Agent. The Information Agent will promptly furnish to stockholders additional copies of these materials at the Company’s expense. You may also contact your bank, broker, dealer, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street
New York, New York 10005
Stockholders may call toll free: (866) 530-8636
Banks and Brokers may call collect: (212) 269-5550

The Dealer Manager for the Offer is:

BofA Merrill Lynch

Bank of America Tower
One Bryant Park
New York, New York 10036
Call Toll Free: (888) 803-9655